At a special meeting of shareholders held on November 22, 2011, the shareholders of the Funds voted on whether to approve a new investment advisory agreement between SBL Fund and Security Investors, LLC. A description of the number of shares voted is as follows

Fund					SharesFor	Shares Against	Shares Abstained
Series A (Large Cap Core Series)		9,183,033 	 122,085 	 233,873
Series B (Large Cap Value Series)		10,109,678 	 95,778 	 206,194
Series C (Money Market Series)			10,625,267 	 44,168 	 440,169
Series D (Global Series)			21,200,877 	 547,797 	 543,190
Series E (U.S. Intermediate Bond Series)	8,930,598 	 97,754 	 191,123
Series J (Mid Cap Growth Series)		4,613,807 	 90,170 	 141,688
Series N (Managed Asset Allocation Series)	3,349,068 	 46,522 	 101,419
Series O (All Cap Value Series)			6,344,270 	 143,448 	 128,754
Series P (High Yield Series)			3,676,771 	 74,671 	 72,602
Series Q (Small Cap Value Series)		3,197,327 	 72,048 	 82,110
Series V (Mid Cap Value Series)			4,506,228 	 94,938 	 114,934
Series X (Small Cap Growth Series)		1,837,334 	 71,954 	 64,850
Series Y (Large Cap Concentrated Growth Series)	3,292,552 	 273,814 	 50,070
Series Z (Alpha Opportunity Series)		964,394 	 1,659 	 82,930

At a special meeting of shareholders held on November 22, 2011, the shareholders of the Funds also voted on whether to approve the election of nominees to the Board of Directors. A description of the number of shares voted is as follows

Donald C. Cacciapaglia		Donald A. Chubb, Jr. 		Harry W. Craig, Jr.
  For	 92,389,725 		  For	 92,688,369 		  For	 92,651,254
Withhold 3,672,190 		  Withhold	 3,373,546 	Withhold 3,410,661
Total	 96,061,915 		Total	 96,061,915 		Total	 96,061,915

Jerry B. Farley			 Richard M. Goldman 		Penny A. Lumpkin
  For	 92,569,429 		  For	 92,251,353 		  For	 92,555,434
Withhold 3,492,486 		  Withhold	 3,810,562 	Withhold 3,506,481
Total	 96,061,915 		Total	 96,061,915 		Total	 96,061,915

Maynard F. Oliverius
For	 92,365,668
Withhold 3,696,247
Total	 96,061,915

At a special meeting of shareholders held on November 22, 2011, the
shareholders  of the Funds also voted on whether to approve a	change to the
 fundamental investment policy on diversification of investments. A description of the number of shares voted is as follows

Fund					Shares For	Shares Against	 Shares Abstained
Series N (Managed Asset Allocation Series)	3,348,397 	 46,522 	 102,090